                                 AGREEMENT AND

                                 PLAN OF MERGER



                                  by and among



                           GRAPHIC INDUSTRIES, INC.,


                           ALLIED ACQUISITION CORP.,


                       ALLIED REPROGRAPHIC SERVICES, INC.



                                      and



                               VERNON E. LANGFORD



                                 AUGUST 1, 1995

                               TABLE OF CONTENTS



                                                                                   Page
                                                                                   ----
ARTICLE 1            DEFINITIONS...................................................   1
     Section 1.1     "ABP".........................................................   1
     Section 1.2     The "Act".....................................................   1
     Section 1.3     "Closing Date"................................................   1
     Section 1.4     "Code"........................................................   1
     Section 1.5     "Commission"..................................................   1
     Section 1.6     "Company Note"................................................   1
     Section 1.7     "Contracts"...................................................   1
     Section 1.8     "Deliverable Consideration"...................................   2
     Section 1.9     "Deposit".....................................................   2
     Section 1.10    "Effective Time"..............................................   2
     Section 1.11    "Employment Agreement"........................................   2
     Section 1.12    "ERISA".......................................................   2
     Section 1.13    "Escrow Agent"................................................   2
     Section 1.14    "Escrow Agreement"............................................   2
     Section 1.15    "Escrow Period"...............................................   2
     Section 1.16    "Escrowed Consideration"......................................   2
     Section 1.17    "Financial Statements"........................................   2
     Section 1.18    "GBCC"........................................................   2
     Section 1.19    "Graphic Common Stock"........................................   2
     Section 1.20    "Guaranty"....................................................   2
     Section 1.21    "Interim Balance Sheet".......................................   3
     Section 1.22    "Interim Transaction Value"...................................   3
     Section 1.23    "Merger Consideration"........................................   3
     Section 1.24    "Notes Payable Stock".........................................   3
     Section 1.25    "Option Agreement"............................................   3
     Section 1.26    "Stock Price".................................................   3
     Section 1.27    "Surviving Corporation".......................................   3
     Section 1.28    "Transaction Documents".......................................   3
     Section 1.29    "Transaction Stock"...........................................   3

ARTICLE 2            THE MERGER....................................................   3
     Section 2.1     The Merger....................................................   3
     Section 2.2     Effective Time................................................   3
     Section 2.3     Tax Consequences..............................................   4
     Section 2.4     Articles of Incorporation; Bylaws; Directors and Officers.....   4
     Section 2.5     Merger Consideration..........................................   4
     Section 2.6     Payment of the Merger Consideration...........................   4
     Section 2.7     Adjustment of Merger Consideration............................   4


                                                                                   Page
                                                                                   ----
ARTICLE 3            REPRESENTATIONS AND WARRANTIES OF SELLER......................   6
     Section 3.1     Organization; Power; Qualification............................   6
     Section 3.2     Authority.....................................................   6
     Section 3.3     Title of Shares...............................................   6
     Section 3.4     No Third Party Options........................................   6
     Section 3.5     Compliance with Laws and Validity of Contemplated Transactions   6
     Section 3.6     Financial Statements..........................................   7
     Section 3.7     Taxes.........................................................   7
     Section 3.8     Personal Property.............................................   7
     Section 3.9     Real Property.................................................   8
     Section 3.10    Intellectual Property.........................................   8
     Section 3.11    Insurance.....................................................   8
     Section 3.12    Litigation....................................................   9
     Section 3.13    Compliance with Laws..........................................   9
     Section 3.14    Environmental Matters.........................................   9
     Section 3.15    Absence of Changes............................................  10
     Section 3.16    Absence of Undisclosed Liabilities............................  10
     Section 3.17    Assets........................................................  10
     Section 3.18    Employees.....................................................  10
     Section 3.19    Employee Benefit Plans........................................  11
     Section 3.20    Labor Matters.................................................  11
     Section 3.21    Contracts and Commitments.....................................  11
     Section 3.22    Banks.........................................................  12
     Section 3.23    Transactions with Affiliates..................................  12
     Section 3.24    Correctness of Representations................................  12

ARTICLE 4            REPRESENTATIONS AND WARRANTIES OF PURCHASER...................  13
     Section 4.1     Organization; Power; Qualification............................  13
     Section 4.2     Authority.....................................................  13
     Section 4.3     Compliance with Laws and Validity of Contemplated Transactions  13
     Section 4.4     Investment Representation.....................................  13
     Section 4.5     Transaction Stock.............................................  13

ARTICLE 5            OBLIGATIONS AND COVENANTS OF SELLER...........................  14
     Section 5.1     Conduct of the Company's Business Prior to Closing............  14
     Section 5.2     No Solicitation...............................................  14
     Section 5.3     Access and Information........................................  14
     Section 5.4     Notification of Changes.......................................  15
     Section 5.5     No Default....................................................  15
     Section 5.6     Tax Returns...................................................  15
     Section 5.7     Compliance with Laws..........................................  15
     Section 5.8     Consent of Others.............................................  15


                                                                                   Page
                                                                                   ----
 ARTICLE 6           CONDITIONS TO CONSUMMATION OF MERGER..........................  15
     Section 6.1     Conditions to Obligations of Purchaser........................  15
     Section 6.2     Conditions to Obligations of Seller...........................  16

ARTICLE 7            REGISTRATION OF TRANSACTION STOCK.............................  17
     Section 7.1     Registration of Transaction Stock.............................  17
     Section 7.2     Furnishing Information........................................  18
     Section 7.3     Prospectus Requirements.......................................  18
     Section 7.4     Registration Rights, Etc. ....................................  18
     Section 7.5     Indemnification...............................................  19
     Section 7.6     Fees and Expenses of Registration.............................  20

ARTICLE 8            INDEMNIFICATION...............................................  20
     Section 8.1     Definitions...................................................  20
     Section 8.2     Indemnification of Purchaser and Graphic by Seller............  21
     Section 8.3     Method of Asserting Claims, Etc. .............................  21
     Section 8.4     Payment.......................................................  23
     Section 8.5     Arbitration...................................................  23

ARTICLE 9            COVENANT NOT TO COMPETE.......................................  23
     Section 9.1     Definitions...................................................  23
     Section 9.2     Agreement Not to Compete......................................  24
     Section 9.3     Agreement Not to Solicit Employees............................  24
     Section 9.4     Agreement Not to Solicit Customers............................  24
     Section 9.5     Confidentiality...............................................  24
     Section 9.6     Remedies......................................................  25

ARTICLE 10           TERMINATION; AMENDMENTS; WAIVER...............................  25
     Section 10.1    Termination...................................................  25
     Section 10.2    Effect of Termination.........................................  25
     Section 10.3    Effect of Termination on Deposit..............................  25

ARTICLE 11           MISCELLANEOUS.................................................  26
     Section 11.1    Entire Agreement; Assignment..................................  26
     Section 11.2    Validity......................................................  26
     Section 11.3    Notices.......................................................  26
     Section 11.4    Governing Law.................................................  28
     Section 11.5    Descriptive Headings..........................................  28
     Section 11.6    Counterparts..................................................  28
     Section 11.7    Expenses......................................................  28
     Section 11.8    Parties in Interest...........................................  28


          Exhibits
          --------

     A         Employment Agreement
     B         Escrow Agreement
     C         Guaranty
     D         Option Agreement
     E         DCL&W Opinion
     F         PGF&M Opinion

          Schedules
          ---------

     1.20      Seller Guarantees
     3.1       Qualifications
     3.6       Financial Statements
     3.8(a)    Owned Personal Property
     3.8(b)    Leased Personal Property
     3.10(a)  Intellectual Property
     3.10(b)  Software
     3.11      Insurance
     3.15      Absence of Changes
     3.18      Employees
     3.19      Employee Benefit Plans
     3.20      Labor Claims
     3.21      Contracts
     3.22      Banks

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), made and entered into
                                             ---------
this 1st day of August, 1995 by and among Graphic Industries, Inc., a Georgia corporation ("Graphic"), Allied Acquisition Corp., a Georgia corporation and
              -------
wholly owned subsidiary of Graphic ("Purchaser"), Allied Reprographic Services,
                                     ---------
Inc., a Georgia corporation (the "Company") and Vernon E. Langford, an
                                  -------
individual resident of the State of Georgia and the sole stockholder of the Company ("Seller").
          ------


                                  WITNESSETH:
                                  ----------

     WHEREAS, Seller owns 100% of the outstanding shares of the Common Stock of the Company, $0.10 par value per share (the "Shares"); and
                                             ------

     WHEREAS, Seller and Purchaser wish to enter into a transaction pursuant to which the Company shall be merged with and into Purchaser on the terms and conditions set forth herein (the "Merger");
                                  ------

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     The following terms used in this Agreement shall have the meaning set forth below:

     Section 1.1  "ABP" shall mean Atlanta Blue Print Co., a Georgia Corporation
                   ---
and wholly-owned subsidiary of Graphic.

     Section 1.2  The "Act" shall mean the Securities Act of 1933, as amended.
                       ---

     Section 1.3  "Closing Date" shall mean the date upon which the Closing (as
                   ------------
defined herein) shall occur.

     Section 1.4  "Code" shall mean the Internal Revenue Code of 1986, as
                   ----
amended.

     Section 1.5  "Commission" shall mean the Securities and Exchange
                   ----------
Commission, or any other federal agency at the time administering the Act.

     Section 1.6  "Company Note" shall mean that certain promissory note dated
                   ------------
April 1, 1991 in the initial principal amount of $27,000 owed by the Company to Seller.

     Section 1.7  "Contracts" shall mean the contracts, leases, licenses,
                   ---------
warranties, commitments, agreements, arrangements, credit guaranties, and purchase and sale orders, whether oral or written, to which the Company is a party, or pursuant to which the Company receives any right or benefit.

     Section 1.8  "Deliverable Consideration" shall mean that number of shares
                   -------------------------
of Graphic Common Stock determined by subtracting the Escrowed Consideration from the Merger Consideration.

     Section 1.9  "Deposit" shall mean Twenty-Five Thousand Five Hundred Dollars
                   -------
($25,500), which has been paid to Seller prior to the execution of this Agreement as a deposit. Such Deposit shall be returned to Purchaser at Closing, as set forth herein.

     Section 1.10  "Effective Time" shall mean such time as the Merger shall
                    --------------
become effective pursuant to Section 14-2-1105(c) of the GBCC.

     Section 1.11  "Employment Agreement" shall mean that certain Employment
                    --------------------
Agreement to be entered into by and between ABP and Seller, substantially in the form of Exhibit A hereto.
        ---------

     Section 1.12  "ERISA" shall mean the Employee Retirement Income Security
                    -----
Act of 1974, as amended.

     Section 1.13  "Escrow Agent" shall mean Carter D. Pope and his successors
                    ------------
and assigns.

     Section 1.14  "Escrow Agreement" shall mean that certain Escrow Agreement
                    ----------------
to be entered into by and among Graphic, Purchaser, Seller and the Escrow Agent, substantially in the form of Exhibit B hereto.
                             ---------

     Section 1.15  "Escrow Period" shall mean the period beginning on the
                    -------------
Closing Date, and ending six (6) months thereafter.

     Section 1.16  "Escrowed Consideration" shall mean that number of shares of
                    ----------------------
Graphic Common Stock determined by multiplying 15% by the Merger Consideration and dividing that product by the Stock Price, and rounding to the nearest whole number.

     Section 1.17  "Financial Statements" shall mean the financial statements of
                    --------------------
the Company for the years ended December 31, 1992, December 31, 1993 and for the period ended September 30, 1994, all of which are attached hereto as Schedule
                                                                     --------
3.6.
---

     Section 1.18  "GBCC" shall mean the Georgia Business Corporation Code.
                    ----

     Section 1.19  "Graphic Common Stock" shall mean shares of Common Stock,
                    --------------------
$0.10 par value, of Graphic.

     Section 1.20  "Guaranty" shall mean the Guaranty of Graphic, Purchaser and
                    --------
ABP substantially in the form of Exhibit C hereto, which shall be issued to
                                 ---------
Seller at the Closing to secure those certain guaranties of Seller for obligations of the Company set forth on Schedule 1.20.
                                        -------------

     Section 1.21  "Interim Balance Sheet" shall mean the September 30, 1994
                    ---------------------
Balance Sheet of the Company.

     Section 1.22  "Interim Transaction Value" shall mean an amount equal to
                    -------------------------
Fifty Five Thousand Three Hundred Fifty Nine Dollars ($55,359).

     Section 1.23  "Merger Consideration" shall mean that number of shares of
                    --------------------
Graphic Common Stock determined by dividing $544,406.89 by the Stock Price and rounding such number up to the nearest whole number.

     Section 1.24  "Notes Payable Stock" shall mean that number of shares of
                    -------------------
Graphic Common Stock determined by dividing the balance due on the Company Note as of the Closing Date by the Stock Price and rounding such number to the nearest whole number.

     Section 1.25  "Option Agreement" shall mean that certain Option Agreement
                    ----------------
to be entered into by and between Graphic and Seller, with respect to 10,000 shares of Graphic Common Stock substantially in the form of Exhibit D hereto.
                                                            ---------

     Section 1.26  "Stock Price" means the average composite price per share of
                    -----------
Graphic Common Stock as reported in the Wall Street Journal for the period
                                        -------------------
beginning twenty (20) trading days prior to the Closing and ending three (3) trading days prior to the Closing.

     Section 1.27  "Surviving Corporation" shall mean the corporation that
                    ---------------------
survives the Merger.

     Section 1.28  "Transaction Documents" shall mean this Agreement, the Escrow
                    ---------------------
Agreement, the Employment Agreement, the Guaranty and the Option Agreement.

     Section 1.29  "Transaction Stock" shall mean those shares of Graphic Common
                    -----------------
Stock representing the Merger Consideration and the Notes Payable Stock.


                                   ARTICLE 2
                                   THE MERGER

     Section 2.1  The Merger.  The Merger shall occur at the Effective Time upon
                  ----------
the terms and subject to the conditions hereof and in accordance with the GBCC. Following the Merger, Purchaser shall continue as the Surviving Corporation and be a wholly-owned subsidiary of Graphic, and the separate corporate existence of the Company shall cease. Notwithstanding this Section 2.1, Graphic may elect to
                                               -----------
merge the Company into another direct subsidiary of Graphic. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     Section 2.2  Effective Time.  As soon as practicable after satisfaction or
                  --------------
waiver of all conditions to the Merger, the parties shall cause articles of merger (the "Articles of Merger") with respect to the Merger to be filed and
             ------------------
recorded with the Secretary of the State of Georgia in
accordance with Section 14-2-1105 of the GBCC and shall take all such further actions as may be required by law to make the Merger effective. The Merger shall be effective at the Effective Time. Immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will be held on July 24, 1995
                                        -------
at the offices of Powell, Goldstein, Frazer & Murphy in Atlanta, Georgia, or such other time and place as the parties agree, provided that in no event shall the Closing be held later than July 31, 1995.

     Section 2.3  Tax Consequences.  It is intended that the Merger shall
                  ----------------
constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

     Section 2.4  Articles of Incorporation; Bylaws; Directors and Officers.
                  ---------------------------------------------------------
The Articles of Incorporation of Purchaser and the Bylaws of Purchaser as in effect at the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation, except that the name of the Surviving Corporation shall be Allied Reprographic Services, Inc. The Board of Directors and officers of Purchaser at the Effective Time shall be the Board of Directors and officers of the Surviving Corporation.

     Section 2.5  Merger Consideration.  In exchange for the Shares, Seller
                  --------------------
shall receive the Merger Consideration, subject to adjustment as set forth in

Section 2.7 below.
-----------

     Section 2.6  Payment of the Merger Consideration.  At the Closing, upon (i)
                  -----------------------------------
surrender by Seller of the stock certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed by Seller, and (ii) return of the Deposit to Purchaser, the Merger Consideration shall be paid and distributed by Purchaser as follows:

          (a)  Seller shall receive:

               (i) stock certificates representing the Deliverable Consideration; and

               (ii) stock certificates representing the Notes Payable Stock as payment in full of the Company Notes.

          (b) The Escrow Agent shall receive stock certificates representing the Escrowed Consideration, which it shall hold for the Escrow Period, as set forth in the Escrow Agreement.

     Section 2.7  Adjustment of Merger Consideration.
                  ----------------------------------

          (a) Within thirty (30) days following the Closing Date, Seller shall prepare and deliver to Purchaser (i) an unaudited balance sheet of the Company as of July 31, 1995 (the "Effective Date") (the "Closing Balance
                                       --------------         ---------------
     Sheet") determined in accordance with tax basis accounting principles
     -----
     consistently applied, except that accounts receivable shall be subsequently valued in the manner described in Section 2.7(e) hereof (the "Estimated Net
                                       --------------              -------------
     Book Value"), and (ii) a schedule (the "Schedule") setting forth any
     ----------                              --------
     proposed adjustment to
     the Merger Consideration based upon the difference between the Interim Transaction Value and the Estimated Net Book Value.

          (b) Purchaser shall, within ninety (90) days following the receipt of the Closing Balance Sheet and Schedule, (i) audit the Closing Balance Sheet and Schedule and (ii) prepare and deliver to Seller an audited closing balance sheet (the "Audited Closing Balance Sheet") for the Company as of
                         -----------------------------
     the Effective Date (the "Closing Net Book Value") and a schedule (the
                              ----------------------
     "Audited Schedule") setting forth any adjustment of the Merger
     -----------------
     Consideration based upon the difference between the Interim Transaction Value and the Closing Net Book Value.

          (c) Seller shall, within fifteen (15) days following receipt of the Adjusted Closing Balance Sheet and the Audited Schedule, accept or reject the calculation of the Merger Consideration reflected therein. If Seller accepts the calculation, payment of any difference between the Interim Transaction Value and the Closing Net Book Value shall be made as provided in Section 2.7(d) hereof. If Seller disagrees with such calculation, he
        --------------
     shall give written notice of such disagreement and the reason therefore within such fifteen (15) day period. Should Seller fail to notify Purchaser of a disagreement within such fifteen (15) day period, Seller shall be deemed to agree with the calculation of Merger Consideration in the Audited Schedule. Any disagreement shall be resolved by arbitration, as set forth in Section 8.5 hereof.
                     -----------

          (d) If the Closing Net Book Value plus $5,593.11 together exceed the Interim Transaction Value, Purchaser shall pay such difference to Seller in Graphic Common Stock valued in the same manner as the Deliverable Consideration within thirty (30) days of the parties' agreement upon the amount of such difference. If the Interim Transaction Value exceeds the Closing Net Book Value plus $5,593.11 by an amount in excess of $25,000, Seller shall pay Purchaser the amount of such excess in Graphic Common Stock valued in the same manner as the Deliverable Consideration within thirty (30) days of the parties' agreement upon the amount of such difference.

          (e) For purposes of the Closing Balance Sheet, the Adjusted Closing Balance Sheet, and the Closing Net Book Value, accounts receivable shall consist only of (i) accounts receivable of the Company existing on the Closing Date which are thereafter collected within ninety (90) days following the Closing Date, and (ii) such other accounts receivable of the Company existing on the Closing Date as Purchaser and Seller shall jointly determine to be appropriate to include as accounts receivable on the Closing Balance Sheet and the Adjusted Closing Balance Sheet. To the extent accounts receivable of the Company existing on the Closing Date are not included on the Closing Balance Sheet and the Adjusted Closing Balance Sheet, the Company shall transfer all of its right, title and interest in and to such accounts receivable to the Seller for collection.

                                 ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF SELLER

          The Seller represents and warrants to Purchaser and Graphic as follows:

          Section 3.1  Organization; Power; Qualification:  The Company is a
                       ----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. The Company has no subsidiaries and is not a party to any joint venture nor a partner of any partnership. The Company has the corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction set forth on Schedule 3.1, which constitutes each jurisdiction in
                          ------------
which the character of its properties or the nature of its business requires such qualification and authorization.

          Section 3.2  Authority.  The execution and delivery of this Agreement,
                       ---------
the Escrow Agreement and the Employment Agreement by Seller constitute valid and legally binding obligations of Seller, enforceable in accordance with their respective terms.

          Section 3.3  Title of Shares.  Seller owns the Shares, and Seller has
                       ---------------
good and marketable title to such Shares, free and clear of any and all liens, options contracts, calls, commitments, demands, encumbrances, equities, pledges or claims whatsoever. The Shares represent all of the issued and outstanding shares of stock of the Company, and the Shares are duly authorized, validly issued, fully paid and nonassessable.

          Section 3.4  No Third Party Options.  There are no existing
                       ----------------------
agreements, options, commitments or rights with, of or to any person to acquire any securities in the Company, or any of the Company's assets, properties, or rights.

          Section 3.5  Compliance with Laws and Validity of Contemplated
                       -------------------------------------------------
Transactions.  The execution, delivery and performance of this Agreement by
------------
Seller in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (a) violate any law applicable to the Company or Seller; (b) conflict with, result in a breach of, or constitute a default under the current Articles of Incorporation or By-Laws of the Company or under any indenture, agreement, or other instrument to which the Company or Seller is a party or by which they or any portion of their respective properties may be bound, or (c) result in or require the creation or imposition of any lien upon or with respect to any property now owned or hereafter acquired by the Company or Seller.

     Section 3.6  Financial Statements.
                  --------------------

          (a) The Financial Statements (i) are in accordance with the books and records of the Company; (ii) are complete and correct and present fairly the financial condition of the Company as of the respective dates indicated and the results of operations for the respective periods indicated; (iii) with respect to the determination of net book value, have been prepared in accordance with tax basis accounting principles consistently applied; and
     (iv) reflect adequate reserves for all known liabilities and reasonably anticipated losses.

          (b) The accounts receivable shown on Financial Statements or acquired by the Company after the date thereof and prior to the date hereof have been, and all accounts receivable acquired after the date hereof and prior to the Closing Date will be, acquired or created only in the ordinary course of business and represent or will represent bona fide transactions effected in the ordinary course of the business. No discount or allowance from any such account receivable has been made or agreed to, except discounts for prompt payment granted in the ordinary course of business and reflected in documents evidencing such account and none represents billings prior to actual shipment of goods, including "bill and hold" accounts.

          (c) All inventories reflected on the Financial Statements or acquired or to be acquired by the Company thereafter and prior to the Closing Date,
     (i) are and will on the Closing Date be in good condition, consist and will consist of materials and supplies, of a quality and quantity which are usable or salable in the ordinary course of its business, and meet and will meet all applicable government standards, (ii) are now and will on the Closing Date be located on the regular business premises of the Company,
     (iii) are now and will on the Closing Date be owned by the Company free of any liens, claims, charges, encumbrances, security interests or other rights to or against such in favor of others other than Purchase Money Security Interests, and (iv) have been or will be acquired by the Company only in bona fide transactions entered into in the ordinary course of business. None of such inventory is now, or on the Closing Date will be, held by the Company on consignment.

     Section 3.7  Taxes.  All federal, state and other tax informational returns
                  -----
of the Company required by law to be filed have been duly filed, such returns are and will be true and correct in all material respects, and all federal, state, and other taxes, assessments, and other governmental charges or levies upon the Company and any of its properties, income, profits, and assets that are due and payable have been paid.

     Section 3.8  Personal Property.
                  -----------------

          (a) Schedule 3.8(a) contains a list of all machinery, vehicles and
              ---------------
     equipment and other items of personal property owned by the Company. The Company has good title to all such items, free and clear of all liens, claims, charges, security interests and other encumbrances except as disclosed therein. All such items of personal property are in good operating condition considering their age, use and the business of the Company.

     (b) Schedule 3.8(b) contains a list of all leases for machinery, vehicles,
         ---------------
     equipment or other items of personal property leased by the Company. Each of the leases disclosed in Schedule 3.8(b) is in full force and effect and
                                ---------------
     there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute a default. All items of leased personal property are in good operating condition and in a state of reasonable maintenance and repair. The continuation, validity and effectiveness of these personal property leases will in no way be affected by the transactions contemplated by this Agreement.

     Section 3.9  Real Property.
                  -------------

          (a) The Company does not own any real property.

          (b) The Office Lease is the only real property lease to which the Company is a party. The Office Lease is in full force and effect and there are no existing defaults or events of default, real or claimed, or events which with notice or lapse of time or both would constitute defaults. The Office Lease is free and clear of any mortgages or liens placed on such lease by the Company. The continuation, validity and effectiveness of the Office Lease will in no way be affected by the transactions contemplated by this Agreement, and it shall be in full force and effect on the Closing Date.

     Section 3.10  Intellectual Property.
                   ---------------------

            (a)  Schedule 3.10(a) contains a list of all trade names,
            ---  ----------------
     trademarks, trade styles and service marks, patents, patent applications, copyrights, copyright applications, trademark registrations and trademark applications (the "Intellectual Property") material to the business of the
                        ---------------------
     Company and used by the Company in the ordinary course of the business.
     The Company has not infringed or made any unlawful use or received notice of any such claimed infringement or unlawful use of any such Intellectual Property. The Company has not received notice that the manufacture, use or sale by the Company of its products, or any component or part thereof, nor any manufacturing operation or machinery employed by the Company, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party. The Company owns (or possesses adequate and enforceable rights to use without payment of royalties) all Intellectual Property necessary for the conduct of, or use in, its business as the same is presently being conducted.

          (b) Schedule 3.10(b) contains a list of all computer software owned or
              ----------------
     licensed by the Company (the "Software") which is used by the Company in
                                   --------
     ordinary business operations.  Except as disclosed on Schedule 3.10(b), the
                                                           ----------------
     Company owns, or has a right to use, all Software free and clear of all liens, claims, charges or encumbrances.

     Section 3.11  Insurance.  Schedule 3.11 contains a list of the policies of
                   ---------   -------------
fire, liability and other forms of insurance owned or held by the Company or in which the Company is a named insured, including, without limitation, a description of all group insurance programs in effect for employees of the Company. The properties and business of the Company of an insurable nature are insured to the extent and against such risks customarily insured against by corporations of similar size and in similar businesses. All policies listed on

     Schedule 3.11 will be in full force and effect on the Closing Date, and
     -------------
there does not exist, and will not exist as of the Closing, any claims with respect to such policies except as disclosed on said schedule.

     Section 3.12  Litigation.  There is no litigation, arbitration or other
                   ----------
similar proceeding pending or, to the knowledge of Seller, threatened against or affecting the Company, its properties or its rights.

     Section 3.13  Compliance with Laws.  The Company is not in default under
                   --------------------
any order of any court, governmental authority or arbitration board or tribunal, or under any laws, ordinances, governmental rules or regulations to which it is subject, except defaults that would not have a material adverse effect on the business of the Company. The Company has obtained all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or the conduct of its business.

     Section 3.14  Environmental Matters.
                   ---------------------

          (a) The operations of the Company have been in the past and are now in material compliance with all federal, state and local laws, rules and regulations and other governmental restrictions relating to pollution or protection of the environment or public or employee health and safety (collectively, the "Environmental Laws") including, without limitation, those
                    ------------------
relating to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Safe Water Drinking Act, 42, U.S.C. (S) 300f-300j, the Clean Air Act, 42 U.S.C. (S) 7401 et seq., and the Occupational Safety and Health Act;

          (b) The Company has not been notified of an Environmental Laws violation; neither Seller nor the Company is otherwise aware that the Company is considered potentially liable under the Environmental Laws; and the Company has not received any requests for information or other correspondence (including, without limitation consent orders, consent decrees, judgments, orders or injunctions) by or from any governmental authority concerning any site, facility or operation relating to (i) the Environmental Laws, (ii) environmental protection and health or safety matters, or (iii) any statutory or common law theory of liability involving environmental or health and safety matters;

          (c) The Company has all governmental permits, licenses, consents, approvals and authorizations relating to environmental protection or health or safety matters (collectively, "Environmental Permits") necessary to conduct its
                               ---------------------
operations and is in compliance with all the Environmental Permits (including any information provided on the applications therefor); and

          (d) Except in compliance with Environmental Permits, no use, disposal, releases, burial or placement of any materials regulated under or defined by any Environmental Law has occurred on, in, at, under or about any of the property owned, leased or operated by the Company.

     Section 3.15  Absence of Changes.  Except as described on Schedule 3.15,
                   ------------------
since September 30, 1994 there has not been any transaction or occurrence in which the Company has: (a) issued or delivered any stock or other securities or granted any options or rights to purchase any securities; (b) borrowed any amount or incurred any material liabilities (absolute or contingent), except in the ordinary course of business; (c) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the Interim Balance Sheet or current liabilities incurred since such date in the ordinary course of business; (d) declared or made any payment or distribution to Seller or purchased or redeemed any shares of its capital stock or other securities; (e) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable; (f) sold, assigned or transferred any of its tangible assets, except for sale of inventory in the ordinary course of business, or entered into any discussions or negotiations for the sale, assignment or transfer of any such assets, or cancelled any debts or claims; (g) sold, assigned or transferred any patents, trademarks, trade names, copyrights, or other Intellectual Property; (h) suffered any material adverse change in its business or financial position; (i) made any change in its accounting policies or practices; (j) made any change in employee compensation or (k) entered into any transaction other than in the ordinary course of business or as otherwise contemplated hereby.

     Section 3.16  Absence of Undisclosed Liabilities.  The Company has no
                   ----------------------------------
liabilities or obligations, either direct or indirect, matured or unmatured or absolute, contingent or otherwise, except:

          (a) those liabilities or obligations set forth on the Financial Statements and not heretofore paid or discharged;

          (b) those liabilities arising in the regular and ordinary course of business under any Contract; and

          (c) those liabilities or obligations incurred, consistently with past business practice, in or as a result of the regular and ordinary course of business since September 30, 1994.

     Section 3.17  Assets.  The Company owns or leases all equipment, furniture,
                   ------
fixtures, and other personal property and assets necessary for the continued operation of the business of the Company as presently conducted, where the absence of such property would materially and adversely affect the Company as a whole.

     Section 3.18  Employees.   Schedule 3.18 contains a list of all employees
                   ---------    -------------
of the Company, their salaries or wage rates, job title and description as of April 15, 1995. The Company is not in default with respect to any of its obligations relating to salaries, wages or group insurance programs in respect of employees of the Company.

     Section 3.19  Employee Benefit Plans.
                   ----------------------

          (a) The Company has complied, and currently is in compliance, in all material respects with the applicable provisions of ERISA and the Code with respect to each employee benefit plan (as defined under Section 3(3) of ERISA) maintained by the Company (the "Plans") and a brief description of
                                            -----
     each such Plan is set forth on Schedule 3.19 hereto;
                                    -------------

          (b) The Company has not maintained, adopted or established, contributed to or been required to contribute to, or otherwise participated in or been required to participate in, any employee benefit plan or other program or arrangement subject to Title IV of ERISA;

          (c) The Company has not incurred any material liability with respect to the Plans under ERISA, the Code or other applicable law, which has not been satisfied in full or been accrued on the Financial Statements pending full satisfaction, and no event has occurred, and there exists no condition or set of circumstances which could result in the imposition of any material liability under ERISA, the Code or other applicable law with respect to such Plans.

          (d) The Plans, and any insurance policies providing benefits under any of the Plans, can be terminated on or prior to the Closing Date without liability (including without limitation, any additional contributions, penalties, premiums, fees or any other charges as a result of the termination) to the Company or the Purchaser, except as reflected on
     Schedule 3.19.
     -------------

     Section 3.20  Labor Matters.  Schedule 3.20 contains a complete and
                   -------------   -------------
accurate list of all workers compensation claims or other claims of employees brought against the Company in the past three (3) years.

     Section 3.21  Contracts and Commitments.
                   -------------------------

          (a) Schedule 3.21 sets forth an accurate and complete list of each
              -------------
     contract which is a:

               (i) Contract for employment, or a non-competition agreement with any present or former employee of the Company;

               (ii) Contract with any labor union or other representative of employees;

               (iii)  Contract for the lease of equipment;

               (iv) Contract for the purchase, sale, production or supply of goods or services (other than sales and purchase orders in amounts not exceeding $5,000);

               (v) Distributor, sales agency or vendor Contract or any franchise or license agreement;

               (vi) Note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement, or other contract for borrowing or lending of money, or agreement or arrangement for a line of credit or guaranty, pledge, or undertaking of the indebtedness of any other person;

               (vii) Contract under the terms of which the Company is, directly or indirectly, liable or obligated in any way to provide funds to guaranty or to assume, any debt or obligation of any other person or entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection; or

               (viii) Contract upon which the business, rights or assets, or condition, financial or otherwise, of the Company depends or is materially affected.

          (b) Each of the Contracts listed in Schedule 3.21 is in full force and
                                              -------------
     effect and there are no existing defaults or events of default or events which with notice or lapse of time or both would constitute a default. Except as reflected in such Schedule, the continuation, validity and effectiveness of such Contracts, and all other material terms thereof, will in no way be affected by the transactions contemplated by this Agreement.

          (c) There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, (i) the business relationship of the Company with any customer or group of customers of the Company whose purchases individually or in the aggregate are material to the operations and financial condition of the Company, or (ii) the business relationship of the Company with any material supplier to the Company.

     Section 3.22   Banks.  Schedule 3.22 lists all banks or other financial
                    -----   -------------
institutions with which the Company has an account, line of credit or safe deposit box and the account numbers thereof and names of persons authorized to act in connection therewith.

     Section 3.23   Transactions with Affiliates.  Neither Seller nor any
                    ----------------------------
officer, director or employee of the Company, nor any member of his or her immediate family or any other of his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the past 3 years a party to, or in any property which is or was during the past 3 years the subject of, any Contract, agreement, business arrangement or relationship with the Company.

     Section 3.24   Correctness of Representations.  No representation or
                    ------------------------------
warranty of Seller in this Agreement or in any Schedule furnished by Seller pursuant hereto contains or, on the Closing Date will contain, any untrue statement of a material fact or omits or, on the Closing Date will omit, to state any material fact necessary in order to make the statements contained therein not misleading, and all such statements, representations, warranties, certificates and schedules will be true and complete on and as of the Closing Date as though made on that date. True copies of all deeds, title insurance policies, mortgages, indentures, notes, plans, Contracts and other instruments listed on or referred to in the Schedules delivered to Purchaser pursuant to this Agreement have been delivered to or have been made available for inspection by Purchaser and Purchaser's attorneys and accountants.


                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Seller as follows:

     Section 4.1    Organization; Power; Qualification.  Each of Purchaser, ABP
                    ----------------------------------
and Graphic is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Each of Purchaser, ABP and Graphic has the corporate power and authority to own or lease and operate its properties to carry on its business as now being conducted, and is duly qualified and in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization.

     Section 4.2    Authority.  Each of Purchaser, ABP and Graphic has the
                    ---------
corporate power and has taken all necessary corporate action, including the approval of directors and shareholders as necessary, to authorize it to execute, deliver and perform such of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Purchaser, ABP and Graphic of each of the Transaction Documents to which it is a party constitute valid and legally binding obligations of each of Purchaser, ABP and Graphic, enforceable in accordance with their respective terms.

     Section 4.3    Compliance with Laws and Validity of Contemplated
                    -------------------------------------------------
Transactions.  The execution, delivery and performance of this Agreement by
------------
Purchaser in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not (a) violate any applicable law, (b) conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-Laws of Purchaser or under any indenture, agreement or other instrument to which Purchaser is a party or by which it or any of its properties may be bound; or (c) result in or require the creation or imposition of any lien upon or with respect to any material property now owned or hereinafter acquired by Purchaser.

     Section 4.4    Investment Representation.  Purchaser is aware that the
                    -------------------------
Shares are not registered under the Act. Purchaser possesses such knowledge and experience in business matters such that it is capable of evaluating the merits and risks of an investment in the Shares hereunder. Purchaser is acquiring the Shares for his own account, for investment purposes only and not with a view to the distribution thereof. Purchaser agrees that the Shares will not be sold, transferred, pledged, offered for sale or otherwise disposed of without registration under the Act, except pursuant to a valid exemption from registration under the Act.

     Section 4.5    Transaction Stock.  Each share of Transaction Stock, when
                    -----------------
issued and delivered as contemplated by this Agreement and the Escrow Agreement, will be duly authorized, validly issued, fully paid and non-assessable. None of the Transaction Stock is subject to any liens or other rights, and there are no options, warrants, purchase agreements, put agreements, call agreements or other agreements to which Purchaser, ABP or Graphic is a party which relate to or affect the transfer of the Transaction Stock.


                                   ARTICLE 5
                      OBLIGATIONS AND COVENANTS OF SELLER

     Section 5.1    Conduct of the Company's Business Prior to Closing. From the
                    --------------------------------------------------
date hereof to the Closing Date, and except to the extent that Purchaser shall otherwise consent in writing, the Seller shall:

          (a) operate its business as presently operated and only in the ordinary course, and use its best efforts to preserve intact its good will, reputation and present business organization and to preserve its relationships with persons having business dealings with it;

          (b) maintain all of its properties in good order and condition, reasonable wear and use excepted;

          (c) take all steps reasonably necessary to maintain its intangible assets, including without limitation, its patents, trademarks, trade names, copyrights, licenses and any pending applications therefor;

          (d) pay its accounts payable and collect its accounts receivable in accordance with the Company's past business practices;

          (e) comply with all laws materially applicable to the conduct of the business of the Company; and

          (f) not take any action that would constitute a breach of Section 3.15
                                                                    ------------
     hereof.

     Section 5.2    No Solicitation.  Seller shall not during the pendency of
                    ---------------
this agreement, nor shall he permit the Company or any of its officers, directors, employees, agents, or representatives, directly or indirectly, to (a) initiate, solicit or encourage any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business and properties to, or afford any access to its properties, books and records to, any person other than Purchaser in connection with any possible proposal (an "Acquisition Proposal") regarding the
                                           --------------------
sale, merger, consolidation, or similar transaction with respect to the Company. Seller shall notify Purchaser immediately if any discussions or negotiations are sought to be initiated or such information is requested with respect to an Acquisition Proposal.

     Section 5.3    Access and Information.  From the date hereof to the Closing
                    ----------------------
Date the Company shall afford to Purchaser, its counsel, accountants and other representatives, free and full access to all the offices, properties, books, Contracts, commitments and records of the Company and to furnish such persons with all information (including financial and operating data) concerning its affairs as they reasonably may request, including copies and extracts of pertinent records, documents and Contracts. The Company and its employees shall assist Purchaser its counsel, accountants and representatives, in their examination of the Company's books and records. To the extent that the Company shall have control over same, the accountants of the Company shall furnish to Purchaser during such period any and all of their statements, working papers and underlying records and data as Purchaser reasonably may request.

     Section 5.4    Notification of Changes.  Between the date hereof and the
                    -----------------------
Closing Date, the Company shall promptly notify Purchaser in writing of any material change in the financial condition of the Company, the method of conducting its operations, any material damage to or loss of any property used in the business of the Company, or the institution of or the threat of institution of legal proceedings against the Company.

     Section 5.5    No Default.  The Company shall not after the date hereof and
                    ----------
through the Closing Date do any act or omit to do any act, or knowingly permit any act or omission to act, that would cause a material breach of any Contract.

     Section 5.6    Tax Returns.  All income, sales, use, franchise, property
                    -----------
and other tax returns of the Company required to be filed by the Closing Date, taking into account any extensions of the filing deadlines granted to the Company, that have not yet been filed prior to the date hereof (including those relating to periods after the Closing Date) shall be prepared by the Company but shall not be filed without prior examination by on or behalf of Purchaser. The Company shall use its best efforts to obtain all extensions of time from governmental authorities necessary to effect this provision.

     Section 5.7    Compliance with Laws.  At all times after the date hereof
                    --------------------
and through the Closing Date the Company shall comply with all applicable laws and regulations including without limitation, those as may be required for the consummation of the transactions contemplated by this Agreement.

     Section 5.8    Consent of Others.  To the extent that the consummation of
                    -----------------
the transactions provided for herein requires the consent or approval of a third party, whether to avoid the occurrence of an event of default under any contract, license, lease or agreement to which the Company is a party or by which its assets are bound or otherwise, or under any governmental law or regulation, the Company shall use its best efforts to obtain any such consent or approval prior to the Closing Date, including without limitation the Office Lease.


                                   ARTICLE 6
                      CONDITIONS TO CONSUMMATION OF MERGER

     Section 6.1    Conditions to Obligations of Purchaser.  The obligation of
                    --------------------------------------
Purchaser to consummate the Merger is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Each of the representations and warranties of Seller shall be true and correct in all respects as of, and shall not have been violated in any respect at, the Closing as though made on and as of the Closing; Seller shall, on or before the Closing, have performed all of his obligations under this Agreement which by the terms hereof are to be performed on or before the Closing, and Seller shall have delivered to Purchaser a certificate dated as of the date of the Closing to the foregoing effect.

          (b) The Merger shall have been approved by the Board of Directors of Purchaser and Graphic, or an Executive Committee of the Board of Directors of Purchaser and Graphic.

          (c) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Merger or which would have a material adverse effect on Purchaser's ability to conduct the business of the Company as presently conducted or which claims material damages from Purchaser with respect to the Merger.

          (d) Seller shall have delivered to Purchaser a certificate of its Secretary certifying as to the requisite corporate or other action authorizing the Merger, and the status of record ownership of the Shares by Seller.

          (e) Seller shall have submitted to Purchaser resignations of all current officers and directors of the Company.

          (f) Seller shall have executed and delivered to Purchaser the Employment Agreement, substantially in the form of Exhibit A hereto.
                                                        ---------

          (g) Seller shall have executed and delivered to Purchaser the Escrow Agreement, substantially in the form of Exhibit B hereto.
                                             ---------

          (h) Purchaser shall have received the opinion of DeLong, Caldwell, Logue & Wisebram, counsel to Seller, as substantially in the form of Exhibit E hereto.
     ---------

          (i) The Articles of Merger shall be prepared for filing with the Secretary of State of Georgia.

     Section 6.2    Conditions to Obligations of Seller.  The obligation of
                    -----------------------------------
Seller to consummate the Merger is subject to the satisfaction at or prior to the Closing of each of the following conditions:

          (a) Each of the representations and warranties of Purchaser shall be true and correct in all respects as of, and shall not have been violated in any respect at, the Closing as though made on and as of the Closing; Purchaser and Graphic shall, on or before the Closing, have performed in all material respects all of its obligations under this Agreement which by the terms hereof are to be performed on or before the Closing; and each of

     Purchaser and Graphic shall have delivered to Seller a certificate of one of its officers dated as of the date of the Closing to the foregoing effect.

          (b) The Merger shall be approved by the board of directors and the sole shareholder of the Company.

          (c) No action or proceeding by or before any court or other governmental body shall have been instituted by any governmental body or other person or entity or threatened in writing which seeks to restrain, prohibit or invalidate the Merger or which would have a material adverse effect on the right of Seller to consummate the Merger or which claims material damages from Seller with respect to the Merger.

          (d) Purchaser and Graphic shall have delivered to Seller a certificate of its Secretary certifying as to the requisite corporate and other action authorizing the Merger and the incumbency of its officers and directors.

          (e) Purchaser shall have executed and delivered to Seller the Employment Agreement, substantially in the form of Exhibit A hereto.
                                                        ---------

          (f) Purchaser shall have executed and delivered to Seller the Escrow Agreement, substantially in the form of Exhibit B hereto.
                                             ---------

          (g) Purchaser shall have executed and delivered to Seller the Guaranty, substantially in the form of Exhibit C hereto.
                                            ---------

          (h) Purchaser shall have executed and delivered to Seller the Option Agreement, substantially in the form of Exhibit D hereto.
                                             ---------

          (i) Seller shall have received the opinion of Powell, Goldstein, Frazer & Murphy, counsel to Purchaser, substantially in the form of Exhibit
                                                                         -------
     F hereto.
     -

          (j) The Articles of Merger shall be prepared for filing with the Secretary of State of Georgia.


                                   ARTICLE 7
                       REGISTRATION OF TRANSACTION STOCK

     Section 7.1    Registration of Transaction Stock.  Graphic shall use its
                    ---------------------------------
best efforts to prepare and file with the Commission a Registration Statement or Form S-3 as soon as practicable after the final adjustment to the Merger Consideration pursuant to Section 2.7 is determined and payment is made under
                          -----------
such Section, pursuant to which Graphic shall request that the Transaction Stock be registered for resale by the Seller, and shall use its best efforts to have such registration become effective. Seller shall receive a copy of the Registration Statement prior to filing for review, and Seller shall represent and warrant that the information contained in the Registration Statement concerning him and the intended method of distribution of such securities is true, complete, and correct.

     Section 7.2    Furnishing Information.  Seller shall furnish to Graphic
                    ----------------------
such information regarding himself or the Transaction Stock, and the intended method of disposition of such securities, as shall be reasonably requested by Graphic in order to effect the registration of such shares.

     Section 7.3    Prospectus Requirements.  Seller hereby covenants with
                    -----------------------
Graphic that he will promptly advise Graphic of any changes in the information concerning Seller contained in the Registration Statement and that Seller will not make any sale of the Transaction Stock pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Act. Seller acknowledges that occasionally there may be times when Graphic must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Graphic and declared effective by the Commission, the relevant prospectus has been supplemented by Graphic or until such time as Graphic has filed an appropriate report with the Commission pursuant to the Securities Exchange Act of 1934, as amended. During any such period in which sales are suspended and upon reasonable prior notice of such suspension from Graphic, Seller agrees not to sell any shares of Transaction Stock pursuant to any such prospectus. Seller covenants that he will not sell any shares pursuant to any such prospectus during the period commencing at the time at which Graphic gives Seller notice of the suspension of the use of said prospectus and ending at the time Graphic gives notice that such Seller may thereafter effect sales pursuant to said prospectus.

     Section 7.4    Registration Rights, Etc.
                    -------------------------

          (a) Graphic agrees to (i) use its best efforts to keep the Registration Statement continuously effective (including by filing amendments and supplements thereto) in order to permit the disposition of the Transaction Stock until the third anniversary of the Closing Date or the sale by Seller of all of such stock, whichever is earlier (collectively, the "Effective Period"), and (ii) prepare and file with the
                         ----------------
     Commission, as soon as reasonably practicable, such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective continuously during the Effective Period.

          (b) Graphic agrees to cause the Registration Statement and the related prospectus, and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment, or supplement during the Effective Period, (1) to comply in all material respects with the applicable requirements of the Act and the rules and regulations promulgated by the Commission thereunder, and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than information confirmed by Seller pursuant to Section
                                                                        -------
     7.2 or statements or omissions made in reliance upon and in conformity with
     ---
     information furnished to Graphic in writing by or on behalf of Seller expressly for use in the Registration Statement and the related prospectus, or any amendment or supplement thereto.

          (c) In connection with the Registration Statement, Graphic agrees to, as soon as reasonably practicable:

                    (i) furnish to Seller such number of copies of the
               Registration Statement, each amendment and supplement thereto, and prospectus included in the Registration Statement and such other related documents as Seller may reasonably request;

                    (ii) notify Seller promptly of any request by the Commission for the amending or supplementing of the Registration Statement or prospectus forming a part thereof;

                    (iii) advise Seller after Graphic receives notice or otherwise obtains knowledge of the issuance of any order by the Commission suspending the effectiveness of the Registration Statement or amendment or supplement thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

                    (iv) use its best efforts to register or qualify the
               Transaction Stock under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as Seller shall reasonably request (provided that Graphic shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable Seller to consummate the disposition in such jurisdiction of such securities; and

                    (v) notify Seller, at any time when a prospectus relating to the Registration Statement is required to be delivered under the Act, of the happening of any event as a result of which the Registration Statement contains an untrue statement of material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and prepare a supplement or amendment to the Registration Statement so that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 7.5    Indemnification.
                    ---------------

          (a) Graphic agrees to indemnify, defend and hold harmless Seller from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to Seller), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, and will reimburse Seller and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim, except insofar as the same may have been caused by any untrue statement or omission contained in this information confirmed by Seller pursuant to Section 7.2 or based upon information furnished to
                        -----------
     Graphic in writing by or on behalf of such Seller expressly for use therein.

          (b) Seller agrees to indemnify, defend and hold harmless Graphic and its officers, directors, affiliates, agents, employees and controlling persons (within the meaning of Section 15 of the Act) from and against all loss, damages, liabilities, expenses, costs, fees and disbursements of counsel (including the reasonable fees and expenses of legal counsel to Graphic), and actions to which they may become subject, under the Act or otherwise, insofar as such loss, damage, liability, expense or claim (or action in respect thereof) arises out of or is based upon (i) any untrue statement of a material fact contained in any final prospectus contained in the Registration Statement (or any amendment or supplement thereto) or which arises out of or is based upon any omission to state therein a material fact required to be stated therein or necessary to make the statement in any thereof not misleading, to the extent that such untrue statement or omission is contained in the information confirmed by Seller pursuant to Section 7.2 or is made in reliance upon or in conformity with
                 -----------
     information furnished in writing by or on behalf of Seller expressly for inclusion in the Registration Statement or prospectus contained therein (or any amendment or supplement thereto), and (ii) the failure by Seller to comply with the covenants contained in Section 7.3 above, and will
                                            -----------
     reimburse Graphic and such other persons for any legal or any other expenses incurred in connection with investigating or defending any such action or claim.

     Section 7.6    Fees and Expenses of Registration.  Graphic will pay all
                    ---------------------------------
expenses and fees incident to the performance of its obligations in Sections
                                                                    --------
7.1, 7.3 and 7.4 other than selling commissions and fees and expenses of counsel
     ---     ---
or other advisors to Seller.


                                   ARTICLE 8
                                INDEMNIFICATION

     Section 8.1    Definitions.  As used in this Article 8:
                    -----------                   ---------

          (a) "Damages" actual losses, liabilities, damages, deficiency costs or
               -------
     expenses (including reasonable attorneys fees and dispersements), less the amount of any actual tax or insurance benefits then available to or received by the Indemnified Party with respect thereto.

          (b) "Indemnified Party" means the party seeking indemnification under
               -----------------
     Section 8.2 hereof.
     -----------

     (c) "Indemnifying Party" means Seller.
          ------------------

     Section 8.2    Indemnification of Purchaser and Graphic by Seller.  On the
                    --------------------------------------------------
terms set forth in this Agreement, Seller shall, from and after the Closing Date, indemnify, defend, and hold Purchaser and Graphic and their respective subsidiaries and affiliates harmless from, against and in respect of any and all Damages incurred by any of them arising from or in connection with any breach of any representation, warranty or covenant made by Seller in this Agreement.

     The Seller's representations, warranties and covenants set forth in this Agreement shall, for purposes of this Section 8.2, be deemed to have survived
                                      -----------
for a two (2) year period following the Closing Date except with respect to the representations, warranties and covenants set forth in Sections 3.1, 3.2, 3.3,
                                                       -----------------------
3.4, 3.5, 3.7, 3.14 and 3.19, which shall survive for a period of eight (8)
----------------------------
years following the Closing Date.

     Section 8.3    Method of Asserting Claims, Etc.
                    --------------------------------

          (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from an Indemnified Party by a third party (a

     "Third Party Claim"), the Indemnified Party shall use reasonable efforts to
     ------------------
     notify the Indemnifying Party in writing of such Third Party Claim, specifying the nature of such Third Party Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Third Party Claim) (the

     "Claim Notice").  The Indemnifying Party shall have twenty calendar days
     -------------
     (or such earlier period of time as may be required for the filing of responsive pleadings to any legal action instituted with respect to the Third Party Claim or required due to contractual deadlines imposed upon the Indemnified Party by the contract in dispute but in any event, not less than 10 days) from the receipt of the Claim Notice (the "Response Notice
                                                              ---------------
     Period") to notify the Indemnified Party, (A) whether or not it disputes
     ------
     its liability to the Indemnified Party hereunder with respect to such Third Party Claim and (B) notwithstanding any such dispute, whether or not it will defend, at its sole cost and expense, the Indemnified Party against such Third Party Claim. No failure by an Indemnified Party to notify the Indemnifying Party of the existence or assertion of a claim for which indemnification may be sought shall constitute a defense to a waiver of such claim except to the extent the Indemnifying Party may be able to prove that it has been materially prejudiced by such failure or delay.

          (b) If the Indemnifying Party disputes its liability with respect to such Third Party Claim or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such Third Party Claim as provided in paragraphs (c) and (d) below), such dispute shall be resolved in accordance with Section 8.5 hereof. Pending
                                                  -----------
     the resolution of any dispute by the Indemnifying Party of its liability with respect to any Third Party Claim, such Third Party Claim shall not be settled without the prior written consent of the Indemnified Party and the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

          (c) In the event that the Indemnifying Party notifies the Indemnified Party within the Response Notice Period that it will defend the Indemnified Party against such Third Party Claim, then the Indemnifying Party shall assume the defense thereof with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall cooperate in all reasonable respects in such defense, including without limitation in making any appropriate counterclaim against the person asserting the Third Party Claim or any appropriate cross-complaint against any person (unless such counterclaim or cross-complaint would be against any other entity with which the Indemnified Party has ongoing business relations and would have a significant likelihood in the good faith judgment of the Indemnified Party of damaging such business relationships); provided, however, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld, consent to the entry of any judgment against the Indemnified Party or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Third Party Claim. If any Indemnified Party desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Indemnified Party, any such Third Party Claim or the litigation or resolution of any such Third Party Claim involves an issue or matter which could reasonably be expected to have a Material Adverse Effect on the Indemnified Party, then the Indemnified Party shall have the right to control the defense or settlement of any such Third Party Claim at its cost and expense, and such legal fees and expenses shall be included as part of the indemnification obligation of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense or settlement of such Third Party Claim at its sole cost and expense.

          (d) (i) If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice within the Response Notice Period as provided above or otherwise, then the Indemnified Party shall, at the expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), have the right to defend, settle or compromise any such Third Party Claim with counsel of its own choosing. In the event the Indemnified Party proposes to settle a Third Party Claim, the Indemnified Party shall deliver to the Indemnifying Party written notice of the proposed settlement of the Third Party Claim, which the Indemnifying Party may reject in its reasonable judgment within thirty days of receipt of such notice. In the event the Indemnified Party settles such Third Party Claim over the objection of Indemnifying Party, dispute over such settlement shall be resolved as provided in Section 8.5 hereof.
                                           -----------

               (ii) In the event an Indemnified Party has a claim for indemnification against the Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with
          Section 8.5
          -----------
          hereof; if the Indemnifying Party accepts or agrees with such claim or does not notify the Indemnified Party within the Response Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

     Section 8.4    Payment.  The Indemnifying Party shall pay the Indemnified
                    -------
Party, within ten days after the final determination of liability under this

Article 8, the amount of any indemnification to which the Indemnified Party is
---------
entitled. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such claim.

     Section 8.5    Arbitration.  All disputes under this Article 8 or Section
                    -----------                           ---------    -------
2.7, shall be settled by arbitration in Atlanta, Georgia, before a single
---
arbitrator pursuant to the rules of the American Arbitration Association (the

"AAA").  Arbitration may be commenced at any time by any party hereto giving
----
written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 8.5. The arbitrator shall be
                                   -----------
selected by the joint agreement of the parties, but if they do not so agree within 20 days after the date of the notice referred to in the preceding sentence, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared.


                                   ARTICLE 9
                            COVENANT NOT TO COMPETE

     Section 9.1    Definitions.  Capitalized terms used in this Article 9 shall
                    -----------                                  ---------
have the following meanings:

          (a) "Area" shall mean any location within a 40-mile radius of Five
               ----
     Points in Atlanta, Georgia.

          (b) "Competing Business" shall mean the business of providing blue
               ------------------
     print and reprographics services.

          (c) "Proprietary Information" shall mean information related to the
               -----------------------
     Company or the business of the Company (i) which derives economic value, actual or potential, from not being generally known to, or readily ascertainable by, other persons who can obtain economic value from its disclosure or use and, (ii) which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Assuming the foregoing criteria are met, Proprietary Information includes, but is not limited to, the financial affairs, processes, services, employees, employees' compensation, research, development, existing and future products and services, product and service plans and designs, purchasing, accounting, distribution systems, marketing, formulae, compilations, programs, methods, techniques, drawings, and suppliers of the Company.

          (d) "Restricted Period" shall mean the period commencing with the
               -----------------
     Closing Date and ending on the three (3) year anniversary thereof.

     Section 9.2    Agreement Not to Compete.  Unless otherwise consented to in
                    ------------------------
writing by Purchaser, Seller agrees that during the Restricted Period he will not, within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, engage in any Competing Business or provide managerial, supervisory, administrative, financial or consulting services or assistance to, or own a beneficial interest in, any Competing Business except for the ownership of less than five percent (5%) of a publicly traded company.

     Section 9.3    Agreement Not to Solicit Employees.  Seller agrees that
                    ----------------------------------
during the Restricted Period, he will not, without the prior written consent of Purchaser, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, from the employment of Purchaser or the Company, any person employed by Purchaser or the Company on the date of the Closing.

     Section 9.4    Agreement Not to Solicit Customers.  Seller agrees that
                    ----------------------------------
during the Restricted Period, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit or attempt to solicit any person, firm or corporation who was a customer of the Company during the immediately preceding one-year period (as shown on the books and records of the Company).

     Section 9.5    Confidentiality.
                    ---------------

          (a) After the Closing, Seller (i) will hold the Proprietary Information in confidence, and (ii) will not use, duplicate, reproduce, distribute, disclose or otherwise disseminate the Proprietary Information. In the event that Seller determines that it is required by law to disclose any Proprietary Information, Seller will not make such disclosure unless (and then only to the extent that) Seller has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to Purchaser (if reasonably practical) that such disclosure has been requested and is required by law.

          (b) Any and all reproductions of the Proprietary Information in the custody or control of the Seller will prominently display a confidentiality legend.

          (c) Seller covenants and agrees that on or before the Closing Date, Seller will destroy or will deliver to Purchaser all tangible copies and embodiments of the Proprietary Information in his possession or control.

     Section 9.6    Remedies.  The parties hereto specifically acknowledge and
                    --------
agree that the remedy at law for breach of this Article 9 will be inadequate and
                                                ---------
that any party, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.


                                   ARTICLE 10
                        TERMINATION; AMENDMENTS; WAIVER

     Section 10.1   Termination.  This Agreement may be terminated, and the
                    -----------
transaction contemplated hereby may be abandoned, at any time prior to the Closing Date:

          (a) by the written consent of Purchaser and Seller;

          (b) by Purchaser or Seller if, without a material breach of the terminating party, the Closing shall not have occurred on or before July 31, 1995, which date may be extended by mutual consent of the parties;

          (c) by Purchaser if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by the Seller in his representations, warranties, covenants or agreements set forth herein; or

          (d) by Seller if there has been a misrepresentation, breach of warranty or breach of covenant or agreement by Purchaser in its representations, warranties, covenants or agreements set forth herein.

     Section 10.2   Effect of Termination.  In the event of the termination and
                    ---------------------
abandonment of this Agreement pursuant to Section 10.1 hereof, this Agreement
                                          ------------
shall forthwith become void and have no effect, other than the provisions of

Section 11.7 which shall survive.  Nothing contained in this Section 10.2 shall
------------                                                 ------------
relieve any party from liability for any breach of this Agreement occurring before such termination.

     Section 10.3   Effect of Termination on Deposit.  In the event this
                    --------------------------------
Agreement is terminated pursuant to Section 10.1(d) hereunder, Seller shall be
                                    ---------------
entitled to keep the Deposit; provided, however, that in the event this Agreement is terminated pursuant to Section 10.1(a), (b) or (c) hereof, Seller
                                    ---------------------------
shall be obligated to return the Deposit to Purchaser within ten (10) days following demand thereafter.

                                  ARTICLE 11
                                 MISCELLANEOUS

     Section 11.1   Entire Agreement; Assignment.  This Agreement, together with
                    ----------------------------
any confidentiality agreements between the parties hereto, (a) constitutes, with the Schedules and the Exhibits hereto, the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof and (b) shall not be assigned by operation of law or otherwise, provided that Purchaser may assign its respective rights and obligations to any direct or indirect subsidiary of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder.

     Section 11.2   Validity.  The invalidity or unenforceability of any
                    --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     Section 11.3   Notices.  All notices, requests, claims, demands and other
                    -------
communications hereunder shall be in writing and shall be deemed to have been duly given, effective and received when delivered in person or by electronic facsimile transmission, cable, telegram, telex, or a courier, or five (5) days following the date such notice is mailed by registered or certified mail (postage prepaid, return receipt requested), to the respective parties as follows:

     If to Purchaser, to it at:

     Allied Acquisition Corp.
     c/o Graphic Industries, Inc.
     2155 Monroe Drive, N.E.
     Atlanta, Georgia 30324

     with a copy to:

     Powell, Goldstein, Frazer & Murphy
     Sixteenth Floor
     191 Peachtree Street, N.E.
     Atlanta, Georgia 30303
     Telecopy:  404/572-6999
     Attention:  Thomas R. McNeill, Esq.

     If to Graphic, to:

     Graphic Industries, Inc.
     2155 Monroe Drive, N.E.
     Atlanta, Georgia 30324
     Telecopy:  (404) 874-7589
     Attention:     Mark C. Pope IV
          President

     with a copy to:

     Powell, Goldstein, Frazer & Murphy
     Sixteenth Floor
     191 Peachtree Street, N.E.
     Atlanta, Georgia 30303
     Telecopy:  (404) 572-6999
     Attention:  Thomas R. McNeill, Esq.

     If to Seller, to it at:

     Vernon E. Langford
     763 Juniper Street, N.E.
     Atlanta, Georgia 30305
     Telecopy:  (404) 881-8944

     with a copy to:

     Allied Reprographic Services, Inc.
     763 Juniper Street, N.E.
     Atlanta, Georgia 30305
     Telecopy:  (404) 881-8944

     If to the Company, to it at:

     Allied Reprographic Services, Inc.
     763 Juniper Street, N.E.
     Atlanta, Georgia 30305
     Telecopy:  (404) 881-8944
     with a copy to:

     DeLong, Caldwell, Logue & Wisebram
     945 E Paces Ferry Road
     Suite 1770
     Atlanta, Georgia 30326
     Attn:  Earnest H. DeLong, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon actual receipt thereof).

     Section 11.4   Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 11.5   Descriptive Headings.  The descriptive headings herein are
                    --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 11.6   Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     Section 11.7   Expenses.  All costs and expenses incurred in connection
                    --------
with the Merger shall be paid by the party incurring such expenses, provided that Seller shall also pay all costs and expenses incurred by the Company in connection with the Merger.

     Section 11.8   Parties in Interest.  This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.


                         GRAPHIC INDUSTRIES, INC.


                         By:    /s/ Mark C. Pope III
                               ---------------------
                         Name:  Mark C. Pope III
                               -----------------
                         Title:   Chairman and CEO
                                 -----------------



                         ALLIED ACQUISITION CORP.

                         By:    /s/ Mark C. Pope III
                               ---------------------
                         Name:  Mark C. Pope III
                               -----------------
                         Title:   Vice President
                                 ---------------


                           /s/ Vernon E. Langford
                          -----------------------
                          VERNON E. LANGFORD


                         ALLIED REPROGRAPHIC SERVICES, INC.


                         By:    /s/ Vernon E. Langford
                               -----------------------
                         Name:  Vernon E. Langford
                               -------------------
                         Title:   President
                                 ----------